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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: July 17, 2002



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



          California                 File No. 0-19231            68-0166366
          ----------                 ----------------            ----------
 (State or other jurisdiction of   (Commission File Number)   (IRS Employer)
 Incorporated or organization)                               Identification No.)



    111 Santa Rosa Avenue, Santa Rosa, California                 95404-4905
    ---------------------------------------------                 ----------
      (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (707) 573-4800
                                                           --------------





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



Item 5.  Other Events

Press release for the following (article attached):

         Redwood Empire Bancorp reports second quarter 2002 net income.








                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:       07-17-02                REDWOOD EMPIRE BANCORP
            --------                ----------------------
                                          (Registrant)


                                         /s/ James E. Beckwith
                                    By:  -----------------------------------
                                         James E. Beckwith
                                         Executive Vice President and
                                         Chief Operating Officer

                                        FOR:  REDWOOD EMPIRE BANCORP
                                APPROVED BY:  James Beckwith
                                              EVP/Chief Operating Officer
                                              (707) 522-5215

For Immediate Release

                         REDWOOD EMPIRE BANCORP REPORTS
                      RECORD SECOND QUARTER 2002 NET INCOME

SANTA ROSA, Calif. (July 17, 2002) -- Redwood Empire Bancorp (NASDAQ: REBC) today reported record net income of $2,025,000 or $.56 per diluted share for the quarter ended June 30, 2002. This compares with net income of $1,768,000 or $.47 per diluted share for the quarter a year ago. Return on common equity was 29.93% in the second quarter as compared with 28.00% in the same quarter a year ago. Return on assets was 1.68% in the second quarter as compared to 1.60% one year ago. For the six months ended June 30, 2002, net income was $3,972,000 or $1.10 per diluted share. This compares with $3,555,000 or $.90 per diluted share for the first six months of 2001. On September 20, 2001, the Company announced a three-for-two stock split of its outstanding shares of common stock. Earnings per share information for all periods presented give effect to the stock split. "We are extremely pleased with bottom line results," noted James Beckwith, Chief Operating Officer. "The Company's 15% increase in net income for the second quarter of 2002 as compared to the second quarter of 2001 was driven by earning asset growth," said Beckwith.

         Total loans amounted to $357,862,000 as of June 30, 2002 as compared to $325,782,000 at June 30, 2001, which amounts to a $32,080,000 or a 10% increase.
Total deposits amounted to $445,151,000 as of June 30, 2002 as compared to $396,800,000 at June 30, 2001, or a 12% increase. Total assets amounted to $500,559,000 as of June 30, 2002 as compared to $446,390,000 one year ago, a 12%
increase.

         Net interest income amounted to $5,323,000 in the second quarter of 2002, compared to $4,826,000 in the same period in 2001, which represents a $497,000 increase. The increase in net interest income is primarily attributable to an increase in average earning assets of $38,282,000 from $415,645,000 for the quarter ended June 30, 2001 to $453,927,000 for the quarter ended June 30, 2002. Net interest margin for the second quarter of 2002 also improved to 4.70% from 4.66% one year ago. Net interest income amounted to $10,312,000 for the six months ended June 30, 2002 as compared to $10,127,000 one year ago, an increase of $185,000.

         There was no loan loss provision for the three and six months ended June 30, 2002 and June 30, 2001. Net recoveries were $37,000 or .04% of average portfolio loans for the quarter, on an annualized basis, and $6,000 or .01% of average portfolio loans for the first six months of 2002, on an annualized basis. This compares to net recoveries of $8,000 or .01% of average portfolio loans for the quarter ended June 30, 2001, on an annualized basis, and $30,000 or .02% of average portfolio loans for the first six months of 2001, on an annualized basis. Non-performing assets at June 30, 2002 were $2,661,000 or .5% of total assets, as compared to non-performing assets of $3,176,000, or .7% of total assets, as of December 31, 2001. The allowance for loan losses to nonperforming assets was 285% as of June 30, 2002 as compared to 239% as of December 31, 2001.

         Non-interest income amounted to $1,793,000 for the quarter ended June 30, 2002 as compared to $1,552,000 in the same period in 2001 or a 16% increase. Non-interest income amounted to $3,611,000 for the first six months ended June 30, 2002 as compared to $2,917,000 one year ago. Merchant draft processing revenues increased from $1,019,000 in the second quarter of 2001 to $1,197,000 in the second quarter of 2002. For the six month period ended June 30, 2002, merchant draft processing revenues amounted to $2,376,000, an increase of $544,000 from $1,832,000 at June 30, 2001.

         Non-interest expense amounted to $3,904,000 for the quarter ended June 30, 2002 as compared to $3,432,000 in the same period one year ago, which represents an increase of $472,000 or 14%. The Company's efficiency ratio for the second quarter of 2002 amounted to 54.86% as compared to 53.81% one year ago. Non-interest expense amounted to $7,642,000 for the six months ended June 30, 2002 as compared to $7,082,000 in the same period one year ago. This represents an increase of $560,000 or 8%. The efficiency ratio for the Company's subsidiary, National Bank of the Redwoods was 49.68% for the quarter ended June 30, 2002 as compared to 50.02% one year ago. For the six months ended June 30, 2002, National Bank of the Redwood's efficiency ratio was 50.42% as compared to 50.90% for the same period one year ago.

         For the three and six months ended June 30, 2002 the net income of the Company's community banking segment was $1,575,000 and $3,087,000 on revenues of $5,759,000 and $11,233,000. This compares to net income of $1,322,000 and
$2,769,000 and revenues of $5,098,000 and $10,643,000 for the same periods one year ago. The net income of the Company's bankcard segment was $450,000 and $885,000 for the three and six months ended June 30, 2002 versus $446,000 and $786,000 for the three and six months ended June 30, 2001. The merchant bankcard segment's net income comprised 22% of the Company's consolidated net income for the three and six months ended June 30, 2002, as compared to 25% and 22% for the three and six months ended June 30, 2001.

         As previously disclosed in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2002, on January 15, 2002 National Bank of the Redwoods formed NBR Real Estate Investment Trust, a Maryland Real Estate Investment Trust. The entity was formed to hold the Bank's real estate secured loans and to better organize the Bank's marketing and origination of real estate secured loans. As a result of the formation and funding of this entity, the Company's effective tax rate was reduced to 37% for the quarter ended June 30, 2002 from 40% for the quarter ended June 30, 2001.

         In August 2001, the Company announced a common stock repurchase authorization to repurchase up to 355,500 shares, as adjusted for the three-for-two stock split announced September 20, 2001. To date, 97,686 shares have been repurchased, as adjusted for the three-for-two stock split announced September 20, 2001. Under the repurchase program, the Company plans to purchase shares from time to time on the open market and/or in privately negotiated transactions.

         Total assets were $500,559,000 at June 30, 2002. Common book value per share was $8.17. The Company's Tier 1 capital to average assets ratio was 7.40% as of June 30, 2002.

         Redwood Empire Bancorp, through its principal operating subsidiary, National Bank of the Redwoods, provides diverse financial products and services. The Company offers commercial banking services primarily to businesses and professionals in the North Coast counties of California. The Company's business strategy includes the development of fee-based products and services which will provide insulation to the Company's results from changes in interest rates.

         Except for historical information contained herein, the statements contained in this press release, including statements concerning future increases in the value of Redwood Empire Bancorp stock, are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act or 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Redwood Empire Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. Redwood Empire Bancorp disclaims any intent or obligation to update these forward-looking statements.


                               (Tables to follow)

                     REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
       (Dollars in thousands except for earnings per share and share data)

                                                        Three Months Ended         Six Months Ended
                                                             June 30,                  June 30,
                                                         2002         2001         2002        2001
                                                         ----         ----         ----        ----
Total interest income                                   $7,734       $8,442      $15,143     $17,495
Total interest expense                                   2,411        3,616        4,831       7,368
                                                        ------       ------       ------      ------
Net interest income                                      5,323        4,826       10,312      10,127
Provision for loan losses                                    -            -            -           -
                                                        ------       ------       ------      ------
Net interest income after provision for loan losses      5,323        4,826       10,312      10,127
                                                        ------       ------       ------      ------
Service charges on deposit accounts                        308          266          622         535
Merchant draft processing, net                           1,197        1,019        2,376       1,832
Loan servicing income                                       81           80          135         157
Other income                                               207          187          478         393
                                                        ------       ------       ------      ------
   Total noninterest income                              1,793        1,552        3,611       2,917
                                                        ------       ------       ------      ------
Salaries and employee benefits                           2,302        1,989        4,348       4,221
Occupancy and equipment expense                            533          503        1,057         992
Other                                                    1,069          940        2,237       1,869
                                                        ------       ------       ------      ------
   Total noninterest expense                             3,904        3,432        7,642       7,082
                                                        ------       ------       ------      ------
Income before income tax expense                         3,212        2,946        6,281       5,962
Income tax expense                                       1,187        1,178        2,309       2,407
                                                        ------       ------       ------      ------
Net income                                              $2,025       $1,768       $3,972      $3,555
                                                        ======       ======       ======      ======

Basic earnings per share:
  Net income available for common stock shareholders     $0.58        $0.49        $1.14       $0.92
  Weighted average shares (1)                        3,491,000    3,621,000    3,495,000   3,850,500

Diluted earnings per share:
  Net income available for common stock shareholders     $0.56        $0.47        $1.10       $0.90
  Weighted average shares (1)                        3,617,000    3,733,500    3,624,000   3,967,500

Selected Ratios
Annualized Return on Average Total Equity              29.93 %       28.05%      30.04 %      24.61%
Annualized Return on Average Total Assets               1.68 %        1.60%       1.68 %       1.61%

(1) Adjusted for three-for-two stock split announced September 20, 2001.




                                                   Selected Balance Sheet Data
                                                          (In Thousands)
                                                            (Unaudited)

                                                     June 30,     June 30,
                                                       2002         2001
                                                     --------     --------

Total Loans, excluding mortgage loans held for sale   $357,862     $325,782
Allowance for Loan Losses                                7,586        7,704
Total Assets                                           500,559      446,390
Total Deposits                                         445,151      396,800
Trust Preferred Securities                              10,000       10,000
Total Shareholders' Equity                              28,547       24,232
Nonperforming Assets                                     2,661        1,846

            REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                 BUSINESS SEGMENTS
                    (Unaudited)


                                                        Three Months Ended         Six Months Ended
                                                           June 30, 2002             June 30, 2002
                                                      ---------------------     ---------------------
                                                           (in thousands)            (in thousands)
                                                      Community                 Community
                                                       Banking     Bankcard      Banking     Bankcard
                                                      ---------    --------     ---------    --------

Total interest income                                   $7,734        $ ---      $15,143       $ ---
Total interest expense                                   2,395           16        4,813          18
Interest income (expense) allocation                      (176)         176         (332)        332
                                                        ------       ------       ------      ------
Net interest income                                      5,163          160        9,998         314
                                                        ------       ------       ------      ------
Provision for loan losses                                  ---          ---          ---         ---
Service charges on deposit accounts                        308          ---          622         ---
Merchant draft processing, net                             ---        1,197          ---       2,376
Loan servicing income                                       81          ---          135         ---
Other income                                               207          ---          478         ---
                                                        ------       ------       ------      ------
   Total noninterest income                                596        1,197        1,235       2,376
                                                        ------       ------       ------      ------
Salaries and employee benefits                           1,873          429        3,512         836
Occupancy and equipment expense                            488           45          966          91
Other                                                      900          169        1,871         366
                                                        ------       ------       ------      ------
   Total noninterest expense                             3,261          643        6,349       1,293
                                                        ------       ------       ------      ------
Income before income tax expense                         2,498          714        4,884       1,397
Income tax expense                                         923          264        1,797         512
                                                        ------       ------       ------      ------
Net income                                              $1,575         $450       $3,087        $885
                                                        ======       ======       ======      ======




                                                        Three Months Ended         Six Months Ended
                                                           June 30, 2001             June 30, 2001
                                                      ---------------------     ---------------------
                                                           (in thousands)            (in thousands)
                                                      Community                 Community
                                                       Banking     Bankcard      Banking     Bankcard
                                                      ---------    --------     ---------    --------

Total interest income                                   $8,442        $ ---      $17,495       $ ---
Total interest expense                                   3,614            2        7,363           5
Interest income (expense) allocation                      (263)         263         (574)        574
                                                        ------       ------       ------      ------
Net interest income                                      4,565          261        9,558         569
                                                        ------       ------       ------      ------
Provision for loan losses                                  ---          ---          ---         ---
Service charges on deposit accounts                        266          ---          535         ---
Merchant draft processing, net                             ---        1,019          ---       1,832
Loan servicing income                                       80          ---          157         ---
Other income                                               187          ---          393         ---
                                                        ------       ------       ------      ------
   Total noninterest income                                533        1,019        1,085       1,832
                                                        ------       ------       ------      ------
Salaries and employee benefits                           1,629          360        3,478         743
Occupancy and equipment expense                            461           42          914          78
Other                                                      806          134        1,607         262
                                                        ------       ------       ------      ------
   Total noninterest expense                             2,896          536        5,999       1,083
                                                        ------       ------       ------      ------
Income before income tax expense                         2,202          744        4,644       1,318
Income tax expense                                         880          298        1,875         532
                                                        ------       ------       ------      ------
Net income                                              $1,322         $446       $2,769        $786
                                                        ======       ======       ======      ======